Exhibit 99.3

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

On July 15, 2019, MYR Group Inc. (“MYR”), a holding company of leading specialty contractors serving the electric utility infrastructure, commercial and industrial construction markets in the United States and western Canada, completed the acquisition of substantially all the assets (the “Acquisition”) of CSI Electrical Contractors, Inc. (“CSI”), an electrical contracting firm based in California. The total consideration paid was approximately $79.7 million, subject to working capital and net asset adjustments, entirely funded through borrowings under MYR’s credit facility. Additionally, there could be contingent payments based on the achievement of certain performance targets and continued employment of certain key executives of CSI. The costs associated with these contingent payments will be recognized as compensation expense in the consolidated statements of operations and comprehensive income as earned over the period achievement becomes probable. The purchase agreement also included contingent consideration provisions for margin guarantee adjustments based upon contract performance subsequent to the acquisition. The contracts were valued at fair value at the acquisition date, resulting in no margin guarantee estimate or adjustments for fair value. Changes in contract estimates, such as modified costs to complete or change order recognition, will result in changes to these margin guarantee estimates.

The following unaudited pro forma combined financial statements are based on the Company’s historical consolidated financial statements and the historical financial statements of CSI, as adjusted, to give effect to the Acquisition. The unaudited pro forma combined balance sheet gives effect to the Acquisition as if it had occurred on June 30, 2019, and the unaudited pro forma combined statement of income for the six months ended June 30, 2019, and the year ended December 31, 2018 gives effect to the Acquisition as if it had occurred on January 1, 2018.

The Acquisition will be accounted for as a business combination using the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations pursuant to which the total purchase price of the Acquisition will be allocated to the net assets acquired based upon their estimated fair values of the date of the completion of the Acquisition.

The unaudited pro forma combined financial statements have been presented for illustrative purposes only and are not intended to represent or be indicative of what the combined company’s financial position or results of operations actually would have been had the Acquisition been completed as of the dates indicated. The unaudited pro forma combined financial statements do not purport to project the future financial position or operating results of CSI or the combined company. The future financial position and results of operations of CSI may differ, perhaps significantly, from the pro forma amounts reflected herein due to a variety of factors, including access to additional information, changes in value not currently identified and changes in operating results following the dates of the pro forma financial information. The adjustments included in these unaudited pro forma combined financial statements are preliminary and may be revised. There can be no assurance that any revisions to estimates will not result in material changes to the information presented.

The pro forma adjustments are based upon information and assumptions available at the time of the filing of the Current Report on Form 8-K/A to which these unaudited pro forma combined financial statements are filed as Exhibit 99.3 (the “Current Report”). The pro forma combined financial statements are derived from and should be read in conjunction with (i) MYR’s consolidated financial statements and related footnotes for the year ended December 31, 2018, (ii) MYR’s unaudited consolidated financial statements for the three and six months ended June 30, 2019, and (iii) the financial statements of CSI, which are filed as Exhibits 99.1 and 99.2 to the Current Report.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

	June 30, 2019
(In thousands)	MYR Group, Inc.	CSI Electrical Contractors, Inc (1)	Pro Forma Adjustments		MYR Group Pro Forma
	(unaudited)	(unaudited)	(unaudited)		(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$4,355	$2,802	$(2,802)	(a)	$4,355
Accounts receivable, net of allowances	313,455	68,395	(8,816)	(a)	373,034
Contract assets	174,805	36,634	2,336	(a)	213,775
Current portion of receivable for insurance claims in excess of deductibles	10,083	—	—		10,083
Cash value of life insurance	—	1,624	(1,624)	(a)	—
Other current assets	10,681	421	(167)	(a)	10,935
Total current assets	513,379	109,876	(11,073)		612,182
Property and equipment, net of accumulated depreciation	168,972	3,029	4,935	(a), (b)	176,936
Operating lease right-of-use assets	14,130	—	9,287	(c)	23,417
Goodwill	56,596	—	8,963	(d)	65,559
Intangible assets, net of accumulated amortization	31,818	—	26,000	(e)	57,818
Receivable for insurance claims in excess of deductibles	17,094	—	—		17,094
Investment in joint ventures	2,222	—	—		2,222
Other assets	2,484	244	(95)	(a)	2,633
Total assets	$806,695	$113,149	$38,017		$957,861

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$6,856	$31	$(31)	(a)	$6,856
Current portion of operating lease obligations	3,817	—	2,702	(c)	6,519
Current portion of finance lease obligations	1,135	—	—		1,135
Banks lines of credit	—	16,510	(16,510)	(a)	—
Accounts payable	166,350	21,376	8,157	(a)	195,883
Contract liabilities	53,581	26,897	(7,963)	(a)	72,515
Current portion of accrued self-insurance	19,692	—	—		19,692
Accrued salaries and benefits	—	9,575	2,929	(a)	12,504
Other current liabilities	52,669	5,162	(4,799)	(a)	53,032
Total current liabilities	304,100	79,551	(15,515)		368,136
Deferred income tax liabilities	17,359	—	—		17,359
Long-term debt	99,623	104	79,636	(a), (f)	179,363
Accrued self-insurance	33,664	—	—		33,664
Operating lease obligations, net of current maturities	10,456	—	6,585	(c)	17,041
Finance lease obligations, net of current maturities	923	—	—		923
Other liabilities	1,633	—	805	(g)	2,438
Total liabilities	467,758	79,655	71,511		618,924
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—	—		—
Common stock	166	8	(8)	(h)	166
Additional paid-in capital	150,177	—	—		150,177
Accumulated other comprehensive loss	(393)	—	—		(393)
Retained earnings	189,089	33,486	(33,486)	(h)	189,089
Total stockholders equity attributable to MYR Group, Inc.	339,039	33,494	(33,494)		339,039
Noncontrolling interest	(102)	—	—		(102)
Total stockholders’ equity	338,937	33,494	(33,494)		338,937
Total liabilities and stockholders’ equity	$806,695	$113,149	$38,017		$957,861

(1)	Certain items have been reclassified to conform with MYR’s classifications, most notably $24.9 million of retainage was reclassed from accounts receivable, net of allowances to contract assets.

See Note 3–Preliminary Pro Forma Reclassifications and Adjustments for further information related to reclassifications and adjustments presented above.

2

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

	Six months ended June 30, 2019
(in thousands, except per share data)	MYR Group, Inc.	CSI Electrical Contractors, Inc	Pro Forma Reclassifications		Pro Forma Adjustments		MYR Group Pro Forma
	(unaudited)	(unaudited)	(unaudited)		(unaudited)		(unaudited)

Contract revenues	$916,870	$158,679	$—		$—		$1,075,549
Contract costs	830,831	121,608	7,165	(i)	750	(k)	960,354
Gross profit	86,039	37,071	(7,165)		(750)		115,195
Indirect expenses	—	7,165	(7,165)	(i)	—		—
Selling, general and administrative expenses	66,931	20,923	—		2,155	(m)	90,009
Amortization of intangible assets	1,469	—	—		571	(n)	2,040
(Gain) loss on sale of property and equipment	(1,397)	—	230	(j)	—		(1,167)
Income from operations	19,036	8,983	(230)		(3,476)		24,313
Other income (expense):
Loss on the sale of assets	—	(230)	230	(j)	—		—
Interest expense	(2,373)	(135)	—		(1,263)	(o)	(3,771)
Other income, net	1,328	—	—		—		1,328
Income before income tax expense	17,991	8,618	—		(4,739)		21,870
Income tax expense	5,013	18	—		1,067	(p)	6,098
Net income	12,978	8,600	—		(5,806)		15,772
Less: net loss attributable to noncontrolling interests	(1,582)	—	—		—		(1,582)
Net income attributable to MYR Group, Inc	$14,560	$8,600	$—		$(5,806)		$17,354
Income per common share attributable to MYR Group Inc.:
—Basic	$0.88						$1.05
—Diluted	$0.87						$1.04
Weighted average number of common shares and potential common shares outstanding:
—Basic	16,557						16,557
—Diluted	16,682						16,682

Net income	$12,978	$8,600	$—		$(5,806)		$15,772
Other comprehensive loss:
Foreign currency translation adjustment	(200)	—	—		—		(200)
Other comprehensive loss	(200)	—	—		—		(200)
Total comprehensive income	$12,778	$8,600	$—		$(5,806)		$15,572
Less: net loss attributable to noncontrolling interests	(1,582)	—	—		—		(1,582)
Total comprehensive income attributable to MYR Group Inc.	$14,360	$8,600	$—		$(5,806)		$17,154

See Note 3–Preliminary Pro Forma Reclassifications and Adjustments for further information related to the reclassifications and adjustments presented above.

3

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

	Year ended December 31, 2018
(in thousands, except per share data)	MYR Group, Inc.	CSI Electrical Contractors, Inc	Pro Forma Reclassifications		Pro Forma Adjustments		MYR Group Pro Forma
			(unaudited)		(unaudited)		(unaudited)

Contract revenues	$1,531,169	$302,476	$—		$—		$1,833,645
Contract costs	1,364,109	244,066	12,370	(i)	1,500	(k)	1,622,045
Gross profit	167,060	58,410	(12,370)		(1,500)		211,600
Indirect expense	—	12,370	(12,370)	(i)	—		—
Selling, general and administrative expenses	118,737	32,208	—		3,618	(l), (m)	154,563
Amortization of intangible assets	1,843	—	—		4,542	(n)	6,385
Gain on sale of property and equipment	(3,832)	—	(11)	(j)	—		(3,843)
Income from operations	50,312	13,832	11		(9,660)		54,495
Other income (expense):
Gain on the sale of assets	—	11	(11)	(j)	—		—
Interest income	24	1	—		—		25
Interest expense	(3,652)	(385)	—		(2,068)	(o)	(6,105)
Other expense, net	(3,616)	—	—		—		(3,616)
Income before income tax expense	43,068	13,459	—		(11,728)		44,799
Income tax expense	11,774	13	—		471	(p)	12,258
Net income	31,294	13,446	—		(12,199)		32,541
Less: net income attributable to noncontrolling interests	207	—	—		—		207
Net income attributable to MYR Group, Inc	$31,087	$13,446	$—		$(12,199)		$32,334
Income per common share attributable to MYR Group Inc.:
—Basic	$1.89						$1.97
—Diluted	$1.87						$1.95
Weighted average number of common shares and potential common shares outstanding:
—Basic	16,441						16,441
—Diluted	16,585						16,585

Net income	$31,294	$13,446	$—		$(12,199)		$32,541
Other comprehensive income:
Foreign currency translation adjustment	106	—	—		—		106
Other comprehensive income	106	—	—		—		106
Total comprehensive income	$31,400	$13,446	$—		$(12,199)		$32,647
Less: net income attributable to noncontrolling interests	207	—	—		—		207
Total comprehensive income attributable to MYR Group Inc	$31,193	$13,446	$—		$(12,199)		$32,440

See Note 3–Preliminary Pro Forma Reclassifications and Adjustments for further information related to the reclassifications and adjustments presented above.

4

Notes to Unaudited Pro Forma Combined Financial Statements

1. Basis of Presentation

The unaudited pro forma combined financial statements (“Pro Forma”) have been prepared in connection with the Acquisition, and are intended to reflect the impact of the Acquisition on MYR’s consolidated financial statements and present the pro forma combined financial position and result of the operations of MYR after giving effect to the Acquisition. The Pro Forma have been prepared for illustrative purposes only and to give effect to the Acquisition pursuant to the assumptions described in notes to the Pro Forma. The unaudited pro forma combined balance sheet as of June 30, 2019 gives effect to the Acquisition as if it had occurred on June 30, 2019. The unaudited pro forma combined statements of operations for the six months ended June 30, 2019 and the year ended December 31, 2018 give effect to the Acquisition as if it had occurred as of January 1, 2018.

The Acquisition has been accounted for as a business combination, under the acquisition method of accounting, which results in acquired assets and assumed liabilities being measured at their estimated fair values as of July 15, 2019, the acquisition date. As of the acquisition date, goodwill is measured as the excess of consideration transferred, which is also generally measured at fair value of the net acquisition date fair values of the assets acquired and liabilities assumed.

The Pro Forma are based on a preliminary purchase price allocation, provided for illustrative purposes only, and do not purport to represent what the combined company’s financial results would have been had the Acquisition occurred on the dates indicated. The Pro Forma do not purport to project the future financial position or operating results of CSI, or the combined companies. The future financial position and results of operations of CSI may differ, perhaps significantly, from the Pro Forma amounts reflected herein due to a variety of factors, including access to additional information, changes in value not currently identified and changes in operating results following the dates of the pro forma financial information. The adjustments included in the Pro Forma are preliminary and may be revised. There can be no assurance that any revisions to estimates will not result in material changes to the information presented.

2. Estimated Preliminary Purchase Price Allocation

This preliminary purchase price allocation has been used to prepare pro forma adjustments in the Pro Forma. The final purchase price allocation will be determined when MYR has completed the detailed valuations and its related calculations. The final allocation could differ materially from the preliminary allocation used in the pro forma adjustments. The final allocation may include changes in allocations to intangible assets and goodwill, and other changes to assets and liabilities.

Total consideration paid may include a portion subject to potential net asset adjustments which are expected to be finalized in 2020. The Company’s preliminary estimate of these net asset adjustments is approximately $0.8 million as of the July 15, 2019 closing date, which would increase the total consideration to be paid.

MYR has developed preliminary estimates of the fair value of the assets acquired and liabilities assumed for the purposes of allocating the purchase price. Further adjustments are expected to the allocation as third party valuations of identifiable intangible assets, including backlog, customer relationships, trade name and off-market component, are determined, and as net asset adjustments are finalized. MYR expects that approximately $26.0 million of the purchase price over the net amount of the fair values to be assigned to assets acquired and liabilities assumed will be allocated to identifiable intangible assets.

5

The following is the summary of the assets acquired and the liabilities assumed by MYR in the Acquisition, reconciled to the purchase price transferred net of our preliminary estimated net asset adjustments (in thousands):

Consideration paid	$79,720
Preliminary estimated net asset adjustments	805
Total consideration, net of net asset adjustments	$80,525

Accounts receivable, net	$59,579
Contract assets	38,970
Other current assets	254
Property and equipment	7,964
Operating lease right-of-use assets	9,287
Intangible assets	26,000
Other long term assets	149
Accounts payable	(29,533)
Contract liabilities	(18,934)
Current portion of operating lease obligations	(2,702)
Other current liabilities	(4,776)
Operating lease obligations, net of current maturities	(6,585)
Long-term debt	(20)
Accrued salaries and benefits	(8,091)
Net identifiable assets	71,562
Goodwill	$8,963

3. Preliminary Pro Forma Reclassifications and Adjustments

The pro forma reclassifications and adjustments have been prepared to illustrate the estimated effect of the Acquisition and certain other adjustments. The historical consolidated financial statements have been adjusted in the Pro Forma, as detailed below, to give effect to pro forma events that are: (i) directly attributable to the Acquisition, (ii) factually supportable, and (iii) with respect to the statements of operations, expected to have a continuing impact on the combined results. The Pro Forma do not reflect the non-recurring cost of any integration activities or benefits from the Acquisition including potential synergies that may be generated in future periods. Additionally, the pro forma combined income tax expense does not necessarily reflect the amounts that would have resulted had MYR and CSI recorded consolidated income tax provisions during the periods presented.

Balance Sheet Adjustments

(a)	To adjust for assets and liabilities not acquired in the Acquisition and certain net asset adjustments based on the purchase price allocation as of the Acquisition date as shown in Note 2.

(b)	To record the estimated step-up in fair value of the property and equipment acquired in the Acquisition.

(c)	To record the preliminary right of use lease assets and lease liabilities acquired as part of the Acquisition.

(d)	To record the preliminary estimate of goodwill, which represents the excess of the purchase price over the preliminary fair value of CSI’s identifiable assets acquired and liabilities assumed as shown in Note 2.

(e)	To record the preliminary fair value of intangible assets acquired in the Acquisition.

(f)	To record the incremental borrowing of $79.7 million on MYR’s credit facility to finance the Acquisition.

(g)	To record preliminary estimated net asset adjustments due to CSI from MYR.

(h)	To eliminate CSI’s historical equity balance.

6

Statements of Operations Reclassifications

(i)	Indirect expenses have been reclassified as contract costs to conform to MYR’s presentations of these items.

(j)	(Gain) Loss on sale of property and equipment has been reclassified as income from operations to conform to MYR’s presentation of these items.

Statements of Operations Adjustments

(k)	To record additional depreciation associated with the estimated step-up in fair value of the property and equipment acquired in the Acquisition.

(l)	To record transaction costs associated with the Acquisition.

(m)	To record estimated compensation expense related to contingent payments associated with the achievement of certain performance targets and continued employment of certain key executives of CSI.

(n)	To record the estimated amortization related to the acquired intangible assets discussed in Note 2.

(o)	To remove interest expense recorded by CSI and to record additional interest expense related to the incremental borrowings of $79.7 million on MYR’s credit facility with an interest rate of 3.51% for the six months ended June 30, 2019 and 3.08% for the year ended December 31, 2018.

(p)	To reflect the income tax effect of pro forma adjustments at the statutory tax rate.

Cautionary Statement Concerning Forward-Looking Statements

Statements in this exhibit 99.3 contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), which represent our beliefs and assumptions concerning future events. When used in this document and in documents incorporated by reference, forward-looking statements include, without limitation, statements regarding financial forecasts or projections, and our expectations, beliefs, intentions or future strategies that are signified by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “objective,” “outlook,” “plan,” “project,” “likely,” “unlikely,” “possible,” “potential,” “should” or other words that convey the uncertainty of future events or outcomes. The forward-looking statements speak only as of the date of this Current Report on Form 8-K/A. We disclaim any obligation to update these statements (unless required by securities laws), and we caution you not to rely on them unduly. We have based these forward-looking statements on our current assumptions about future events. While we consider these assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict, and many of which are beyond our control. These and other important factors, including those discussed under the caption “Forward-Looking Statements” and in Item 1A “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018, and in any risk factors or cautionary statements contained in our other filings with the Securities and Exchange Commission, may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements.

7